PLAN OF SHARE EXCHANGE

ACQUIRING
CORPORATION:       MONET ENTERTAINMENT GROUP, LTD.
                        (A Colorado Corporation)

SUBJECT
CORPORATION:       ENERGY ACQUISITION COMPANIES, INC.
                        (A New York Corporation)

Energy  Acquisition   Companies,   Inc.  has  the  following  classes  of  stock
outstanding:

                  Class                          Outstanding Shares

     Series A Common Stock, $0.001 par value         115,531
     Series B Common Stock, $0.001 par value         115,531
     Series C Common Stock, $0.001 par value         115,531
     Series D Common Stock, $0.001 par value         115,531
     Series E Common Stock, $0.001 par value         115,531
     Series F Common Stock, $0.001 par value         115,531
     Series G Common Stock, $0.001 par value      11,553,100

      Each outstanding share in each class is entitled to one vote.

     Monet Entertainment Group, Ltd. has only one class of stock outstanding, that being common stock. Monet Entertainment Group, Ltd. has 3,250,000 shares of common stock issued and outstanding, with each share entitled to one vote.

      The number of the outstanding shares of Monet Entertainment Group, Ltd. is not subject to change prior to the effective date of the Share Exchange.

      The Certificate of Incorporation of Monet Entertainment Group, Ltd. was filed with the Colorado Secretary of State on September 20, 1996. This Plan of Share Exchange is permitted by the laws of Colorado and is in compliance with such laws.

     The Certificate of Incorporation of Energy Acquisition Companies, Inc. was filed by the Department of State on December 27, l993.

      The Effective Date of the Share Exchange will be the date the certificate of Share Exchange is filed by the Colorado Secretary of State and by the New York Department of State.

      On the Effective Date of the Share Exchange, each outstanding share of the Series C Common Stock of Energy Acquisition Companies, Inc. will be exchanged for 4.3278 shares of the Common Stock of Monet Entertainment Group, Ltd.



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      AGREED TO AND ACCEPTED this 7th day of October, 1996.


                                    ENERGY ACQUISITION COMPANIES, INC.


                                    By  /s/ Stephen D. Replin
                                        Stephen D. Replin, President

                                    MONET ENTERTAINMENT GROUP, LTD.


                                    By  /s/ Stephen D. Replin
                                        Stephen D. Replin, President